                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Arkansas Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-54341 of our report dated September 7, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
October 18, 1995